UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 6, 2009

EQUINIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
301 Velocity Way, 5th Floor Foster City, California 94404 (650) 513-7000
(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition

The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On February 11, 2009, Equinix, Inc. (“Equinix”) issued a press release announcing its financial results for the quarter and year ended December 31, 2008.  A copy of the press release is attached as Exhibit 99.1.  Equinix released certain non-GAAP information in the press release and attached to the press release is a reconciliation to the non-GAAP information.

On February 11, 2009, in connection with the issuance of the press release, Equinix will hold a conference call to discuss the press release.

Item 8.01.     Other Events.

In December 2004, in light of the availability of fully built-out data centers in select markets at costs significantly below those costs Equinix would incur in building out new space, Equinix made the decision to exit leases for excess space adjacent to one of Equinix's New York metro area IBX centers, as well as space on the floor above its original Los Angeles IBX center.  As a result of Equinix's decision to exit these spaces, Equinix recorded restructuring charges totaling $17.7 million which represented the present value of Equinix's estimated future cash payments, net of estimated subrental income and expense, through the remainder of these lease terms, as well as the write-off of all remaining property, plant and equipment attributed to the partial build-out of the excess space on the floor above its Los Angeles IBX center.  During the past several years, Equinix has periodically adjusted the initial $17.7 million restructuring charge for these two excess space leases as a result of revised sublease and other assumptions as new information became available.

In February 2009, due to changing market conditions, Equinix has decided to expand its Los Angeles IBX center into such excess space and will thus reverse a portion of the previously incurred restructuring charge. Equinix estimates that this restructuring charge reversal is approximately $5.7 million, which will be reflected in Equinix's financial statements for the quarter ended March 31, 2009.  Equinix's excess space lease in the New York metro area will remain under a restructuring charge.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of Equinix, Inc., dated February 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE:	February 11, 2009	By:	/s/ KEITH D. TAYLOR
Keith D. Taylor
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Equinix, Inc., dated February 11, 2009.